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                                                                 EXHIBIT 2(i)(b)


                                STATE OF FLORIDA

                              Department of State

I certify from the records of this office that MEDIA ADVISORY GROUP, INC. is a corporation organized under the laws of the State of Florida, filed on July 1, 1998.

The document number of this corporation is P98000058690.

I further certify that said corporation filed an application for reinstatement on July 23, 2001, and that the certificate of administrative dissolution has been cancelled, and its status is active.

                                              Given under my hand and the
                                           Great Seal of the State of Florida
                                          at Tallahassee, the Capitol, this the
                                              Twenty-third day of July, 2001


                                       /s/ Katharine Harris
                                       -----------------------------------------
                                       Katharine Harris
                                       Secretary of State


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